Exhibit 10.3

SCHEDULE A

ASSUMPTION AND INDEMNIFICATION AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of October 27, 2011 by and among DAM Holding, Inc. (“DAMH”) and Delaware American Motors, Inc. (“DAMINC”) together with its wholly-owned subsidiary, Delaware American Motors, LLC (“DAMLLC”) (DAMINC and DAMLLC collectively referred to as the “Subsidiary”).

WHEREAS, on or about October 27, 2011, Subsidiary was purchased from DAMH by the former sole officer of DAMH (the “Subsidiary Sale”);

WHEREAS, as a condition to the Subsidiary Sale, the Subsidiary is required to assume any debt or obligation of DAMH related to the Subsidiary and to indemnify DAMH from any debt or obligation of the Subsidiary.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually agree as follows:

1. Assumption. Subsidiary hereby assumes, undertakes, accepts and agrees to promptly pay, perform and discharge any debt or obligation of Subsidiary and any debt or obligation of DAMH which pertains to or is related to the business of Subsidiary as specifically set forth on Exhibit A hereto  (the “Assumed Obligations”).

2.  Indemnification. Subsidiary hereby indemnifies and agrees to hold harmless DAMH, against and in respect of the Assumed Obligations and other liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees, incident to the prior or future operation of Subsidiary.

3.  Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same agreement.  In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

4.  Binding Effect and Benefits.  This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto, their respective successors and permitted assigns.

5.  Captions.  The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

DAM HOLDING, INC.

By:	/s/ Fouad Kallamni
Title:	President

DELAWARE AMERICAN MOTORS, INC.

By:	/s/ Mark S. Klein

DELAWARE AMERICAN MOTORS, LLC

By:	/s/ Mark S. Klein

SCHEDULE 1
ASSUMED DEBTS AND OBLIGATIONS

“NONE”